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                                   EXHIBIT 16


                                ERNST & YOUNG LLP



November 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 8, 1999 of Wavo Corporation and are in agreement with the statements contained in the 2nd and 3rd paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                      /s/ Ernst & Young LLP









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